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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agree to the joint filing of a statement on Schedule 13D, including amendments thereto, with respect to the common stock, par value $.0001 per share, of PentaStar Communications, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                                            BACE INVESTMENTS, LLC

                                            /s/ Richard M. Tyler
                                            --------------------------------
                                            Title: Member


                                            /s/ Richard M. Tyler
                                            --------------------------------
                                            Richard M. Tyler


                                            /s/ Craig J. Zoellner
                                            --------------------------------
                                            Craig J. Zoellner